EXHIBIT 99.02

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

SHIRE ANNOUNCES EXPIRATION OF HART-SCOTT-RODINO
WAITING PERIOD

Basingstoke, UK – March 19, 2007 – Shire plc (LSE: SHP.L; NASDAQ: SHPGY; TSX: SHQ) today announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR) with respect to its wholly owned subsidiary’s cash tender offer for all outstanding shares of New River Pharmaceuticals Inc. (NASDAQ: NRPH) common stock at a price of $64.00 per share, expired at 11:59 P.M., New York City time, on March 16, 2007. The tender offer was commenced on March 2, 2007, pursuant to the previously announced agreement of merger among Shire, its wholly owned subsidiary and New River.

The expiration of the HSR waiting period satisfies one of the conditions to the tender offer. Consummation of the tender offer remains subject to approval of the proposed acquisition by Shire’s shareholders, the tender of a majority of New River shares on a fully diluted basis and the satisfaction of certain other customary conditions.

Additional Information

This press release is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell New River common stock. The tender offer is being made pursuant to a tender offer statement on Schedule TO (including the offer to purchase, letter of transmittal and other related tender offer materials, which were mailed to New River’s shareholders) filed by a subsidiary of Shire with the Securities and Exchange Commission (“SEC”) on March 2, 2007. In addition, on March 2, 2007, New River filed with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer, which was mailed to New River’s shareholders. The tender offer statement (and related materials), as it may be amended from time to time, and the solicitation/recommendation statement, as it may be amended from time to time, contain important information, including the various terms of, and conditions to, the tender offer, that should be read carefully before any decision is made with respect to the tender offer. These materials may be obtained free of charge by contacting the information agent for the tender offer, Innisfree M&A Incorporated, at (888) 750-5834 (toll-free from the U.S. or Canada) or (412) 232-3651 (toll-free from outside the U.S. and Canada). In addition, all of these materials (and all other materials filed by New River and Shire with the SEC) are available for free at the website maintained by the SEC at www.sec.gov.

Notes to Editors

Registered in England 2883758 Registered Office as above

SHIRE PLC

Shire’s strategic goal is to become the leading specialty pharmaceutical company that focuses on meeting the needs of the specialist physician. Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions. Shire believes that a carefully selected portfolio of products with a strategically aligned and relatively small-scale sales force will deliver strong results.

Shire’s focused strategy is to develop and market products for specialty physicians. Shire’s in-licensing and merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization; the impact of competitive products, including, but not limited to the impact of those on Shire's Attention Deficit and Hyperactivity Disorder (ADHD) franchise; patents, including but not limited to, legal challenges relating to Shire's ADHD franchise; government regulation and approval, including but not limited to the expected product approval dates of SPD503 (guanfacine extended release) (ADHD), SPD465 (extended release triple-bead mixed amphetamine salts) (ADHD); Shire's ability to secure new products for commercialization and/or development; Shire's planned acquisition of New River Pharmaceuticals announced February 20, 2007; and other risks and uncertainties detailed from time to time in Shire's and its predecessor registrant Shire Pharmaceuticals Group plc's filings with the Securities and Exchange Commission, particularly Shire plc's Annual Report on Form 10-K for the year ended December 31, 2006.

Registered in England 2883758 Registered Office as above